Faegre Drinker Biddle & Reath LLP

One Logan Square

Suite 2000

Philadelphia, PA 19103-6996

Telephone: (215) 988-2700

December 17, 2020

The RBB Fund, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Re:	Shares Registered by Post-Effective Amendment No. 269 to

Registration Statement on Form N-1A (File No. 33-20827)

Ladies and Gentlemen:

We have acted as counsel to The RBB Fund, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 269 (the “Amendment”) to the Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $0.001 par value per share (collectively, the “Shares”), with respect to the Company’s Abbey Capital Futures Strategy Fund, Abbey Capital Multi Asset Fund, Adara Smaller Companies Fund, Aquarius International Fund, Bogle Investment Management Small Cap Growth Fund, Boston Partners All-Cap Value Fund, Boston Partners Emerging Markets Dynamic Equity Fund, Boston Partners Global Equity Fund, Boston Partners Global Long/Short Fund, Boston Partners Long/Short Equity Fund, Boston Partners Long/Short Research Fund, Boston Partners Small Cap Value Fund II, Boston Partners Emerging Markets Fund, Boston Partners Global Equity Advantage Fund, WPG Partners Small/Micro Cap Value Fund, Campbell Systematic Macro Fund, Free Market Fixed Income Fund, Free Market International Equity Fund, Free Market U.S. Equity Fund, Matson Money Fixed Income VI Portfolio, Matson Money International Equity VI Portfolio, Matson Money U.S. Equity VI Portfolio, SGI Peak Growth Fund, SGI Prudent Growth Fund, SGI Conservative Fund, SGI U.S. Small Cap Equity Fund, SGI U.S. Large Cap Equity Fund, SGI Global Equity Fund, SGI U.S. Large Cap Equity VI Portfolio, Orinda Income Opportunities Fund, MFAM Global Opportunities Fund, MFAM Mid-Cap Growth Fund, Motley Fool 100 Index ETF and MFAM Small-Cap Growth ETF:

PORTFOLIO	CLASS	AUTHORIZED SHARES
Abbey Capital Futures Strategy Fund	RRRRR SSSSS TTTTT NNNNNN	100 million 100 million 300 million 100 million
Abbey Capital Multi Asset Fund	VVVVVV WWWWWW XXXXXX	100 million 100 million 100 million

PORTFOLIO	CLASS	AUTHORIZED SHARES
Adara Smaller Companies Fund	UUUUU	100 million
Aquarius International Fund	UUUUUU	100 million
Bogle Investment Management Small Cap Growth Fund	NNN	100 million
Boston Partners All-Cap Value Fund	VV WW	100 million 100 million
Boston Partners Emerging Markets Dynamic Equity Fund	WWWWW	100 million
Boston Partners Global Equity Fund	CCCCC DDDDD	100 million 100 million
Boston Partners Global Long/Short Fund	JJJJJ KKKKK	100 million 300 million
Boston Partners Long/Short Equity Fund	III JJJ	100 million 100 million
Boston Partners Long/Short Research Fund	AAAAA BBBBB	100 million 750 million
Boston Partners Small Cap Value Fund II	DDD EEE	100 million 100 million
Boston Partners Emerging Markets Fund	SSSSSS	100 million
Boston Partners Global Equity Advantage Fund	AAAAAAA	100 million
WPG Partners Small/Micro Cap Value Fund	UUU	50 million
Campbell Systematic Macro Fund	OOOOOO PPPPPP QQQQQQ RRRRRR	100 million 100 million 100 million 100 million
Free Market Fixed Income Fund	DDDD	700 million

PORTFOLIO	CLASS	AUTHORIZED SHARES
Free Market International Equity Fund	CCCC	700 million
Free Market U.S. Equity Fund	BBBB	700 million
Matson Money Fixed Income VI Portfolio	NNNNN	100 million
Matson Money International Equity VI Portfolio	MMMMM	100 million
Matson Money U.S. Equity VI Portfolio	LLLLL	100 million
SGI Conservative Fund	FFFFFFF	100 million
SGI Peak Growth Fund	DDDDDDD	100 million
SGI Prudent Growth Fund	EEEEEEE	100 million
SGI Global Equity Fund	OOOOO PPPPP QQQQQ	100 million 100 million 100 million
SGI U.S. Small Cap Equity Fund	AAAAAA BBBBBB CCCCCC	100 million 100 million 100 million
SGI U.S. Large Cap Equity Fund	GGGGG HHHHH ZZZZZ	100 million 100 million 100 million
SGI U.S. Large Cap Equity VI Portfolio	CCCCCCC	100 million
Orinda Income Opportunities Fund	KKKKKK LLLLLL MMMMMM	100 million 100 million 100 million
MFAM Fool Global Opportunities Fund	EEEEEE FFFFFF	100 million 100 million
MFAM Fool Mid-Cap Growth Fund	GGGGGG HHHHHH	100 million 100 million

PORTFOLIO	CLASS	AUTHORIZED SHARES
Motley Fool 100 Index ETF	TTTTTT	100 million
MFAM Small-Cap Growth ETF	YYYYYY	100 million

The Amendment seeks to register an indefinite number of the Shares.

We have reviewed the Company’s Articles of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company’s Prospectuses offering the Shares and in accordance with the Company’s Articles of Incorporation for not less than $0.001 per share, will be legally issued, fully paid and non-assessable by the Company.

We consent to the filing of this opinion as an exhibit to the Amendment to the Company’s Registration Statement.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
Faegre Drinker Biddle & Reath LLP